Kenneth G. Eade

Attorney at Law

190 N. Canon Drive Suite 420

Beverly Hills, California 90210

Tele:  (310) 275-3055

January 7, 2009

Nutra Biopharma Corp.

23809 Hayes Avenue

Murrieta, CA  92562

Ladies and Gentlemen:

You have requested my opinion with respect to certain matters in connection with the filing by Nutra Biopharma Corp., a Nevada corporation (the “Company”), of a Registration Statement on Form 10 (the “Registration Statement”) with the Securities and Exchange Commission,  covering the registration of the Company’s common stock, par value $.001 per share (the “Common Stock”).

In connection with this opinion, I have examined and relied upon the Registration Statement, the Company’s articles of incorporation, as amended to date, the Company’s Bylaws, and originals or copies certified to our satisfaction of such other records, documents, certificates, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. I have assumed the genuineness and authenticity of all documents submitted to me as originals, the conformity to originals of all documents submitted to me as copies thereof and the due execution and delivery of all documents where due execution and delivery are a prerequisite to the effectiveness thereof.

This opinion is provided in connection with the transactions contemplated by the Registration Statement and may not be used or relied upon for any other purpose without our express written consent. The only opinion rendered by us consists of the matter set forth below, and no opinion may be implied or inferred beyond that expressly stated.

Based upon the foregoing, and in reliance thereon, I am of the opinion that  the Issued Shares are validly issued, fully paid and nonassessable.

I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and further consent to the use of my name wherever appearing in the Registration Statement.

 Very truly yours,

/s/ Kenneth Eade

    Kenneth Eade, Attorney at Law